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                                                                   Exhibit 10.17


                            AMENDMENT NO. 4 TO THE
                        VENCOR RETIREMENT SAVINGS PLAN

     This is Amendment No. 4 to the Vencor Retirement Savings Plan (the "Plan") as amended and restated as of January 1, 1997, which Amendment shall be effective as of May 1, 1998.

                                   Recitals

     A. Pursuant to a Distribution Agreement dated as of April 30, 1998 between Vencor, Inc. (as in existence on April 30, 1998) ("Old Vencor") and Vencor Healthcare, Inc., a wholly-owned subsidiary of Old Vencor ("Healthcare Company"), Old Vencor contributed substantially all of its assets other than its real estate holdings to Healthcare Company and then distributed (the "Distribution") as a dividend to the holders of the issued and outstanding common shares of Old Vencor all of the issued and outstanding common shares of Healthcare Company on the basis of one share of Healthcare Company common stock for each share of Old Vencor common stock.

     B. Immediately prior to the Distribution, Old Vencor changed its name to Ventas, Inc. ("Ventas") and Healthcare Company changed its name to Vencor, Inc. ("New Vencor").

     C. Pursuant to the Employee Benefits Agreement dated as of April 30, 1998 between Old Vencor and Healthcare Company, Old Vencor and Healthcare Company have taken such actions as required to authorize the substitution of New Vencor as plan sponsor, the Retirement Committee of New Vencor as plan administrator, and the amendment of the Plan to provide for the holding by the Plan of Ventas, Inc. common stock and Vencor, Inc. common stock following the Distribution.

                                  Amendments

     1. The Introduction to the Plan is hereby amended by adding the following sentence immediately preceding the last paragraph thereof:

     In connection with the spin-off by Vencor, Inc. of Vencor Healthcare, Inc. (a wholly-owned subsidiary of Vencor, Inc. to which Vencor, Inc. contributed substantially all of its assets other than real estate holdings) effected by means of a distribution by Vencor, Inc. as a dividend to the holders of the issued and outstanding common shares of Vencor, Inc. all of the issued and outstanding common shares of Vencor Healthcare, Inc. on the basis of one share of Vencor Healthcare, Inc. common stock for each share of Vencor, Inc. common stock (the "Distribution"), Vencor Inc. changed its name to Ventas, Inc. and Vencor Healthcare, Inc. changed its name to Vencor, Inc. and assumed the role of
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     Sponsoring Employer under the Plan. Effective May 1, 1998, all references to "Vencor, Inc." and "Sponsoring Employer" refer to Vencor, Inc. (the entity formerly named Vencor Healthcare, Inc.).

     2. The first sentence of Section 1.16 is hereby amended so that as amended it shall read in its entirety as follows:

     Employer means (i) Vencor, Inc. (provided that effective May 1, 1998, Employer means Vencor, Inc. (formerly Vencor Healthcare, Inc.); and (ii) each of the legal entities, or any successor thereto, which is a part of the Company as of January 1, 1997, with the exception of [the following entity] which is instead a participating employer in the Retirement Savings Plan for Certain Employees of Vencor and its Affiliates (RSP), also maintained by the Company: San Marcos Nursing Home Partnership.

     3. Section 4.2(a)(5) is hereby amended so that as amended it shall read in its entirety as follows:

     Company Stock Fund - a fund consisting primarily of shares of common stock of the Sponsoring Employer and dividends and distributions attributable to said common stock, plus temporary investments held pending purchase of additional shares of common stock of the Sponsoring Employer. Effective May 1, 1998, as a result of the Distribution, the Company Stock Fund shall also hold shares of Ventas, Inc. common stock and dividends and distributions attributable to said common stock (which shall be reinvested in additional shares of said common stock).

     4. The first sentence of Section 4.2(b) is hereby amended so that as amended it shall read in its entirety as follows:

     Each Participant shall have the right to direct the Committee to invest the cumulative balance in his Individual Account attributable to Salary Redirection, Prior Plan Salary Redirection Contributions, Prior Plan Employer Contributions, Employer Contributions (but in respect of such Employer Contributions only with respect to the portion of such Participant's Individual Account allocable to the Company Stock Fund that is attributable to shares of Ventas, Inc. common stock and dividends and distributions received on said common stock) and current Salary Redirection in increments of 10% (25% if elections made prior to January 1, 1997, in which case they continue until a change is made by the Participant) in the Investment Funds provided in Section 4.2(a).

     5. Clause (i) of Section 4.3(e) is hereby amended to add the phrase "or Ventas, Inc. common stock, respectively" immediately following the phrase "Sponsoring Employer common stock."

     6. Section 5.7(a) is hereby amended to add the phrase "or Ventas, Inc.
common
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stock, respectively" immediately following the phrase "Sponsoring Employer common stock" wherever it appears

     IN WITNESS WHEREOF, the Sponsoring Employer has caused this Amendment No. 4 to be executed on the date set forth below.

                                   Vencor, Inc.


                                   By:  /s/ Cecelia A. Hagan
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                                   Title: Vice President of Human Resources
                                          -----------------------------------

                                   Date: 10/30/98
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